UNITED STATES

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AVERY DENNISON CORPORATION

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Proxy Season Stockholder Engagement March 2016

Overview of Our Businesses PSM 73% RBIS 26% Vancive 1% 2015 Sales by Segment Business Segments Pressure-Sensitive Materials (PSM) Leader in the development and manufacture of innovative self-adhesive tape materials and converted products for medical applications Largest global provider of graphic tags, labels, tickets, radio-frequency identification (RFID) and other solutions for branding and information management purposes in the apparel industry Retail Branding & Information Solutions (RBIS) Vancive Medical Technologies (Vancive) Largest global provider of self-adhesive materials for packaged goods and variable information labeling; leading provider of materials for graphics and specialty bonding applications Sustainable competitive advantages in our two core businesses (PSM and RBIS) Global reach, scale Product breadth, technical expertise, innovation Service, quality Targeting double-digit adjusted EPS compound annual growth rate through 2018 Strong, consistent free cash flow with solid balance sheet, enabling significant return of capital to stockholders

Our Strategy for Value Creation Strategies to achieve 2018 financial goals Grow through innovation and differentiated quality and service Leverage key catalysts for growth: Expand margins through productivity and by leveraging scale Invest and drive capital efficiency PSM: Key Drivers of Value Creation RBIS: Key Drivers of Value Creation Continue to Lead in Quality, Service, and Innovation Gain Share in Graphics, Performance Tapes, Specialty/Durables Win in Less Differentiated Segments Continue to Drive Productivity and Capital Efficiency Leverage high relative share position (and associated scale) in every region Generally higher growth segments with attractive variable margins, where current share position is relatively low Reduce cost and complexity; maintain pricing discipline Enterprise Lean Sigma (ELS), material cost re-engineering; capital investment focused on high-value growth segments Market Segment Leadership Global Supply Chain Optimization/ Overhead Reduction Accelerated RFID Adoption External Embellishment Share Gains Maintain/accelerate growth in key high value segments; recapture share in less differentiated segments Faster, highly-flexible, capital efficient supply chain/manufacturing footprint; cost-effective front/back-end Global leadership in integrated, end-to-end inventory and loss prevention solutions Performance innovation and leading brand partnership Emerging markets RFID/Embellishments Tapes/Graphics Medical Specialty/Durables

We Are Delivering on Our Long-Term Financial Targets

2015 Performance Highlights

- 2015 was another year of solid progress for our company
  - Adjusted EPS and Free Cash Flow increased
  - Adjusted EPS was above the high end of our January 2015 guidance
  - Decrease in Net Sales from prior year primarily reflects impact of currency

Net Sales ($B)

4.6% organic sales growth in 2015


$6.1
$6.3
$6.0
2013
2014
2015

Adjusted EPS*

10.6% growth in 2015


$2.68
$3.11
$3.44
2013
2014
2015

Free Cash Flow* ($M)

Above 2015 annual target of $300+


$329.8
$184.7
$329.4
2013
2014
2015

Delivering Against Long-Term Financial Targets

- In May 2012, we communicated long-term financial targets we planned to realize by the end of 2015. We delivered strong financial performance during the 2012-2015 period, substantially delivering on our 2015 commitments to investors.
- In May 2014, we announced new long-term financial targets through 2018. Based on our results for the first two years of the five-year period, we are on track to deliver our 2018 commitments to investors.

	2012–2015 Targets	2012–2015 Results
Organic Sales Growth*	3 – 5%	**4%**
Adjusted EPS Growth*	15% – 20%+	**20%**
Annual Free Cash Flow*	$300 mil.+	**Avg. $287 mil.**

	2014–2018 Targets	2014–2015 Results
Organic Sales Growth*	4 – 5%	**4%**
Adjusted EPS Growth*	12% – 15%+	**13%**
Return on Total Capital*	16%+ in 2018	**15% in 2015** *(up from 11% in 2013)*

* See Appendix for reconciliation of non-GAAP financial measures to GAAP

4 | Proxy Season Stockholder Engagement | March 2016

AVERY DENNISON Inspired Brands. Intelligent World.

Capital Return to Stockholders Over the last five years, we have delivered on our commitment to return an increased amount of cash to our stockholders over the long term We Have a Strong Track Record of Stockholder Value Creation 2013 2014 2015 3-Year TSR AVY 47.5% 6.2% 23.8% 93.9% S&P 500 32.4% 13.7% 1.4% 52.6% S&P Indus. and Mats. (median) 39.9% 11.3% -7.2% 49.0% Stockholder Value Creation Our Total Stockholder Return (TSR) over the last three years substantially outperformed the S&P 500® and the S&P 500 Industrials and Materials subsets, including significant outperformance in 2015 $106.5 $110.4 $112.0 $125.1 $133.1 $13.5 $235.2 $283.5 $355.5 $232.3 2011 2012 2013 2014 2015 ($ millions) Annual Dividends Share Repurchases

As a result of its thoughtful succession planning process, our Board took measured steps over the last two years to plan and execute an effective executive leadership transition Oct. 2014: After nearly 15 years with our company, including leadership roles in both of our core businesses and internationally, Mr. Butier was elected by our Board as President and COO effective Nov. 1, 2014; he served in both roles throughout 2015 Mar. 2015: Concurrent with the election of Anne Bramman as SVP and CFO, Mr. Butier resigned from his additional position of CFO, having served in that capacity for five years Feb. 2016: Mr. Butier was elected by our Board as President and CEO effective May 1, 2016; the independent directors of the Board also determined to elect, subject to his election by stockholders, Mr. Scarborough as Executive Chairman of the Board effective May 1, 2016 Leadership Transition Reflects Thoughtful Succession Planning Elected President and CEO effective May 1, 2016 President and COO since 2014 Former SVP & CFO Began career at AVY in 2000 Elected Executive Chairman effective May 1, 2016 CEO since 2005; Chairman since 2010 Former President and COO Began career at AVY in 1983 Dean Scarborough Mitchell Butier In his new role as Executive Chairman, Mr. Scarborough will provide critical leadership experience and mentorship to facilitate a smooth CEO transition

Engagement Informs Strong Governance & Compensation Profiles Annually elected directors Majority voting in uncontested director elections Substantial majority of directors are independent Strong Lead Independent Director role Majority vote standard to amend charter/bylaws and approve mergers Mandatory director retirement policy Annual Board and Committee performance evaluations Robust succession planning practices, including a review of future leaders by the Compensation Committee and/or full Board at least annually Stockholder engagement is an integral part of our Board’s review of our governance and compensation practices and stockholder feedback has meaningfully influenced our programs over time We maintain a year-round stockholder engagement program; in 2015, we proactively contacted stockholders representing over 60% of our shares outstanding and engaged with stockholders owning ~35% of such shares Performance-based compensation – 85% for our CEO and an average of 70% for our other current NEOs in 2015 Long-term incentive awards that are fully performance-based Annual Incentive Plan (AIP) awards capped at 200% Rigorous stock ownership requirements (5x salary for CEO; 3-4x salary for other NEOs) Double-trigger change of control equity vesting Prohibitions on hedging and pledging AVY stock Clawback policy No employment agreements with NEOs No gross-ups on change of control severance benefits Best Practices in Corporate Governance Best Practices in Compensation Governance

Our Compensation Program Reflects Stockholder Feedback Changes Made in 2014 and 2015 Pay Element Actions Taken by the Committee PU Performance Criteria Capped the payout for the TSR-tied component of PUs at 100% of target for any three-year performance period in which absolute TSR is negative MSU Performance Criteria Increased threshold performance level for absolute TSR from -30% to -15% and target performance level from flat TSR to TSR of 10%. The performance level required for maximum payout was proportionally adjusted from an absolute TSR of 100% to 75% MSU Vesting Schedule Clarified disclosure to reflect that MSUs vest based on one-, two-, three- and four-year performance periods, with an average vesting period of 2.5 years Maximum Potential AIP Award Capped AIP awards at 200% of target AIP Individual Modifier Committed to providing greater transparency of annual objectives, weightings and performance evaluation used to determine CEO’s individual modifier Base Salary Benchmarking Confirmed practice of targeting base salaries at the market median Hedging and Pledging Policy Amended insider trading policy expressly to prohibit hedging and pledging by directors and officers The Compensation Committee changed our compensation program in response to stockholder feedback to reflect changes in our company’s financial profile and business strategies

2015 CEO Compensation Structure Overview Annual Incentive Award 100% performance-based Performance objectives: Financial Performance Adjusted Sales Growth (20%), Adjusted EPS (60%), Free Cash Flow (20%) Individual Performance Pre-Set, Measurable Strategic Objectives Long-term Equity Incentive Award (50%) 100% performance-based Average vesting period of 2.5 years Performance objective: Absolute TSR For additional information on MSUs, see slide 12 Performance-Based, At Risk Compensation Long-term Equity Incentive Award (50%) 100% performance-based Performance objectives: 3-Year Cumulative EVA* 3-Year Relative TSR* 85% of CEO’s target total direct compensation was performance based * Total Stockholder Return (TSR) measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof). Relative TSR compares our TSR to the TSR of companies in a peer group satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 44 of our proxy statement. Economic Value Added (EVA) is a measure of financial performance calculated by deducting the cost of capital from our after-tax operating profit. Base Salary 15% AIP Award 19% PUs 33% MSUs 33%

Our Director Nominees have Diverse Skills and Experience Independent and Diverse Perspectives Balanced Director Nominee Tenure Qualification Value to Our Board and Stockholders # (%) of Nominees Leadership Experience Provides us valuable perspectives from individuals with hands-on leadership in executive management to help us assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures 9 (90%) Global Exposure Gives us insight into the geographic markets in which we operate, helping us navigate mature markets and seize opportunities in higher-growth emerging markets 10 (100%) Industry Knowledge Allows us to better understand the needs of our customers in developing our business strategies, as well as evaluate acquisition and divestiture opportunities 7 (70%) Financial Sophistication Helps us manage our capital structure, optimize stockholder distributions, undertake significant transactions, and oversee our accounting, financial reporting and internal controls 5 (50%) Board Experience Helps reinforce management accountability for maximizing long-term stockholder value and promote corporate governance and executive compensation best practices 9 (90%) Independent 80% Non - Independent 20% Male 80% Female 20% Non - U.S. (10%) Non - White (10%) 3 2 1 4 0 - 4 Years 5 - 8 Years 9-12 Years 13-16 Years

Appendix

First 25% Second 25% Third 25% Last 25% Market-Leveraged Stock Units (MSUs) MSUs replaced options and time-based RSUs in 2013 to enhance pay-for-performance linkage in our long-term incentive program MSU Vesting Schedule Key Changes for 2015 MSU Awards Absolute TSR Payout Cancelled <-30% 0% Threshold -30% 70% Target 0% 100% Above Target >0% >100% Maximum 100% 200% Absolute TSR Payout Cancelled <-15% 0% Threshold -15% 85% Target 10% 100% Above Target >10% >100% Maximum 75% 200% 2013–2014 MSUs 2015 MSUs Average vesting: 2.5 years Increased threshold performance level for absolute TSR from -30% to -15% Increased target performance level from flat to +10% Proportionally adjusted maximum performance level for absolute TSR from +100% to +75%

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Definitions and limitations associated with these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are provided in this Appendix. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year. Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contributions to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs). Return on total capital refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital.

Reconciliation of Non-GAAP Financial Measures to GAAP

ORGANIC SALES CHANGE

($ in millions)	2011	2012	2013	2014	2015	2-YR CAGR(1)	4-YR CAGR(1)
Net sales	$5,844.9	$5,863.5	$6,140.0	$6,330.3	$5,966.9		
Organic sales change		**3.8%**	**4.8%**	**3.1%**	**4.6%**	**3.8%**	**4.1%**
Foreign currency translation		(3.4)%	0.1%	(1.1)%	(8.6)%		
Impact of extra week				1.2%	(1.2)%		
Product line divestiture		(0.1)%	(0.1)%		(0.6)%		
Reported sales change(2)		0.3%	4.7%	3.1%	(5.7)%		

(1) Compound Annual Growth Rate
(2) Totals may not sum due to rounding and other factors

ADJUSTED EARNINGS PER SHARE (EPS)

	2011	2012	2013	2014	2015	4-YR CAGR(1)	2015 Growth
As reported net income per common share from continuing operations, assuming dilution	$1.34	$1.54	$2.41	$2.58	$2.95		
Adjustments(2)	(0.01)	(0.02)	0.03	0.04	—		
Previously reported net income per common share from continuing operations, assuming dilution	$1.33	$1.52	$2.44	$2.62	$2.95		12.6%
Non-GAAP adjustments per common share, net of tax:							
Restructuring costs and other items	$0.32	$0.44	$0.24	$0.49	$0.49		
Adjusted non-GAAP net income per common share from continuing operations, assuming dilution	**$1.65**	**$1.96**	**$2.68**	**$3.11**	**$3.44**	**20.2%**	**10.6%**

(1) Compound Annual Growth Rate
(2) Certain prior period amounts have been revised to reflect the impact of adjustments made in the third quarter of 2015 to certain of our benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

14 | Proxy Season Stockholder Engagement | March 2016

AVERY DENNISON Inspired Brands. Intelligent World.

Reconciliation of Non-GAAP Financial Measures to GAAP

FREE CASH FLOW

($ in millions)	2012	2013[1]	2014[1]	2015	4-YR Average
Net cash provided by operating activities	$513.4	$319.6	$354.9	$473.7	
Purchases of property, plant and equipment	(99.2)	(129.2)	(147.9)	(135.8)	
Purchases of software and other deferred charges	(59.1)	(52.2)	(27.1)	(15.7)	
Proceeds from sales of property, plant and equipment	4.2	38.7	4.3	7.6	
(Purchases) sales of investments, net	(6.7)	0.1	0.3	(0.5)	
Plus: Charitable contributions to Avery Dennison Foundation utilizing proceeds from divestitures	—	10.0	—	—	
Plus: Discretionary contributions to pension plans utilizing proceeds from divestitures	—	50.1	—	—	
Plus (minus): Divestiture-related payments and free cash outflow (inflow) from discontinued operations	(49.7)	92.7	0.2	0.1	
Free Cash Flow from Continuing Operations	**$302.9**	**$329.8**	**$184.7**	**$329.4**	**$286.7**

(1) 2013 and 2014 amounts have been reduced due to our reclassification of certain liquid short-term bank drafts with maturities greater than 90 days to other current assets.

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2013	2014	2015
As reported net income from continuing operations	$241.7	$247.3	$274.4
Adjustments[1]	2.6	3.8	(0.6)
Previously reported income from continuing operations	244.3	251.1	273.8
Interest expense, net of tax benefit[1]	$39.6	$43.6	$40.6
Effective tax rate[1]	32.8%	31.1%	32.9%
Previously reported net operating income after taxes from continuing operations	$283.9	$294.7	$314.4
Total debt	$1,021.5	$1,144.4	$1,058.9
Shareholders' equity[1]	$1,468.1	$1,047.7	$965.7
Return on Total Capital	**10.8%**	**12.6%**	**14.9%**

(1) Certain prior period amounts have been revised to reflect the impact of adjustments made in the third quarter of 2015 to certain of our benefit plan balances and to correct the timing of previously recorded out-of-period adjustments. Interest expense, net of tax benefit, excludes the effect of these adjustments.

15 | Proxy Season Stockholder Engagement | March 2016

AVERY DENNISON Inspired Brands. Intelligent World.